Exhibit 10.40

October __, 2020

To the Members of the Board of Directors of SurgePays, Inc.

I, _______, _________ of SurgePays, Inc. (the “(Company”), currently own _________ shares of Series C Convertible Preferred Stock of the Company, par value $0.001 per share (the “Series C Preferred Stock”). I understand my shares of Series C Preferred Stock are convertible into a total of _________ shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), as adjusted on a post 1:50 reverse stock split basis, without further consideration being paid to the Company.

Effective upon the closing of the offering of the Company’s securities pursuant to the Company’s Registration Statement on Form S-1 (Registration No. 333-233726), I hereby elect to convert, pursuant to Section 4 of the Certificate of Designation for Series “C” Convertible Preferred Stock, as amended, all of my shares of Series C Preferred Stock into _________ shares of Common Stock. I understand the shares of Common Stock will be issued with a restrictive legend.

Sincerely,

_____________________________
Name: _________
Title: _________